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                                                                       Exhibit 9

                          VOTING AND EXCHANGE TRUST AGREEMENT

          MEMORANDUM OF AGREEMENT dated for reference the 28th day of March, 2001.

AMONG:

          ICHOR CORPORATION, a corporation organized under the laws of the State of Delaware in the United States (hereinafter referred to as "ParentCo")

AND:

          6543 LUXEMBOURG S.A., a corporation organized under the laws of Luxembourg (hereinafter referred to as "LuxCo")

AND:

          MFC MERCHANT BANK S.A., a bank organized under the laws of Switzerland (hereinafter referred to as "Trustee")

WHEREAS in connection with a share exchange agreement (the "Share Exchange Agreement") dated for reference December 13, 2000 among ParentCo and certain shareholders of Hippocampe S.A., ParentCo agreed to execute and deliver and cause LuxCo to execute and deliver a voting and exchange trust agreement substantially in the form of this Agreement which contemplates that ParentCo will cause LuxCo to issue exchangeable preferential non voting shares of class B to certain holders of securities of Hippocampe S.A. contemplated in the Share Exchange Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

In this Agreement, the following terms shall have the following meanings:

"AFFILIATE" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

"AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of ParentCo to effect the automatic exchange of LuxCo Exchangeable Preferred Shares for ParentCo Common Shares pursuant to section 5.12.

"BENEFICIARIES" means the registered holders from time to time of LuxCo Exchangeable Preferred Shares, other than ParentCo and its Affiliates.

"BENEFICIARY VOTES" has the meaning ascribed thereto in section 4.2.

"CURRENT MARKET PRICE" means, in respect of a ParentCo Common Share on any date, the Luxembourg Franc Equivalent of the average of the closing bid and asked prices of ParentCo Common Shares during a period of 20
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consecutive trading days ending not more than three trading days before such date on the OTC B.B., or, if the ParentCo Common Shares are not then quoted on the OTC B.B., on such other stock exchange or automated quotation system on which the ParentCo Common Shares are listed or quoted, as the case may be, as may be selected by the board of directors of LuxCo for such purpose; provided, however, that if in the opinion of the board of directors of LuxCo the public distribution or trading activity of ParentCo Common Shares during such period does not create a market which reflects the fair market value of a ParentCo Common Share, then the Current Market Price of a ParentCo Common Share shall be determined by the board of directors of LuxCo, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the board of directors of LuxCo shall be conclusive and binding.

"EXCHANGE RIGHT" has the meaning ascribed thereto in section 5.1.

"INDEMNIFIED PARTIES" has the meaning ascribed thereto in section 9.1

"INSOLVENCY EVENT" means the institution by LuxCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of LuxCo to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, and the failure by LuxCo to contest in good faith any such proceedings commenced in respect of LuxCo within 30 days of becoming aware thereof, or the consent by LuxCo to the filing of any such petition or to the appointment of a receiver, or the making by LuxCo of a general assignment for the benefit of creditors, or the admission in writing by LuxCo of its inability to pay its debts generally as they become due, or LuxCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 7.6 of the Shareholder Agreement.

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Shareholder Agreement.

"LIQUIDATION EVENT" has the meaning ascribed thereto in section 5.12(b).

"LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in section 5.12(c).

"LIST" has the meaning ascribed thereto in section 4.6.

"LUXCO EXCHANGEABLE PREFERRED SHARES" means the exchangeable preferential non voting shares of class B in the capital of LuxCo;

"LUXEMBOURG FRANC EQUIVALENT" means, in respect of an amount expressed in a currency other than Luxembourg Francs (the "Foreign Currency Amount") at any date, the product obtained by multiplying: (a) the Foreign Currency Amount; by
(b) the noon spot exchange rate on such date for such foreign currency expressed in Luxembourg Francs as reported by the U.S. Federal Reserve Bank or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Luxembourg Francs as may be deemed by the board of directors of LuxCo to be appropriate for such purpose.

"NOTICE EVENT" has the meaning ascribed thereto in section 7.17.

"OFFICER'S CERTIFICATE" means, with respect to ParentCo or LuxCo, as the case may be, a certificate signed by any officer or director of ParentCo or LuxCo, as the case may be.

"OTC B.B." means the over-the-counter Bulletin Board, a quotation system operated by The National Association of Securities Dealers, Inc.

"PARENTCO COMMON SHARE" means a share of common stock in the capital of ParentCo.

"PARENTCO CONSENT" has the meaning ascribed thereto in section 4.2.

"PARENTCO MEETING" has the meaning ascribed thereto in section 4.2.


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"PARENTCO SPECIAL VOTING SHARE" means the one share of Special Voting Stock of
ParentCo which entitles the holder of record to a number of votes at meetings of holders of ParentCo Common Shares equal to 1,066.44, subject to adjustment in accordance with Article 14 of the Shareholder Agreement, multiplied by the number of LuxCo Exchangeable Preferred Shares outstanding from time to time (other than LuxCo Exchangeable Preferred Shares held by ParentCo and Affiliates of ParentCo), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

"PARENTCO SUCCESSOR" has the meaning ascribed thereto in section 11.1(a).

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

"REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Shareholder Agreement.

"RETRACTED SHARES" has the meaning ascribed thereto in section 5.7.

"RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Shareholder Agreement.

"SHAREHOLDER AGREEMENT" means a shareholder agreement dated for reference March 28, 2001 among ParentCo, LuxCo and the holders of the LuxCo Exchangeable Preferred Shares.

"SUPPORT AGREEMENT" means the support agreement dated for reference March 28, 2001 between ParentCo and LuxCo.

"TRUST" means the trust created by this Agreement.

"TRUST ESTATE" means the ParentCo Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

"TRUSTEE" means MFC Merchant Bank S.A. and, subject to the provisions of Article 10, includes any successor trustee.

"VOTING RIGHTS" means the voting rights attached to the ParentCo Special Voting Share.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      NUMBER, GENDER, ETC.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      DATE FOR ANY ACTION

If any date on which any action is required to be taken under this Agreement is not a business day, such action shall be required to be taken on the next succeeding business day.


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                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1      ESTABLISHMENT OF TRUST

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the ParentCo Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

                                    ARTICLE 3
                          PARENTCO SPECIAL VOTING SHARE

3.1      ISSUE AND OWNERSHIP OF THE PARENTCO SPECIAL VOTING SHARE

ParentCo will issue to and deposit with the Trustee on the date that ParentCo files a Certificate of Amendment to Certificate of Incorporation to increase the authorized number of ParentCo Common Shares from 30,000,000 to 80,000,000, the ParentCo Special Voting Share to be held of record by the Trustee from and after such date as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. ParentCo acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereto for the issuance of the ParentCo Special Voting Share by ParentCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the ParentCo Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the ParentCo Special Voting Share provided that the Trustee shall:

          (a) hold the ParentCo Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

          (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the ParentCo Special Voting Share and the ParentCo Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

 3.2     LEGENDED SHARE CERTIFICATES

LuxCo will cause each certificate representing LuxCo Exchangeable Preferred Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the LuxCo Exchangeable Preferred Shares of the Beneficiaries.

 3.3     SAFE KEEPING OF CERTIFICATE

The certificate representing the ParentCo Special Voting Share shall at all times be held in safe keeping by the Trustee.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1      VOTING RIGHTS

The Trustee, as the holder of record of the ParentCo Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the ParentCo Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of ParentCo at a ParentCo Meeting or in connection with a ParentCo Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15:


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         (a)      the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the ParentCo Meeting is held or a ParentCo Consent is sought; and

         (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2      NUMBER OF VOTES

With respect to all meetings of shareholders of ParentCo at which holders of ParentCo Common Shares are entitled to vote (each, a "PARENTCO MEETING") and with respect to all written consents sought by ParentCo from its shareholders including the holders of ParentCo Common Shares (each, a "PARENTCO CONSENT"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise 1,066.44 of the votes comprised in the Voting Rights, subject to adjustment in accordance with Article 14 of the Shareholder Agreement, for each LuxCo Exchangeable Preferred Share owned of record by such Beneficiary on the record date established by ParentCo or by applicable law for such ParentCo Meeting or ParentCo Consent, as the case may be (the "BENEFICIARY VOTES"), IN RESPECT OF EACH matter, question, proposal or proposition to be voted on at such ParentCo Meeting or in connection with such ParentCo Consent.

4.3      MAILINGS TO SHAREHOLDERS

With respect to each ParentCo Meeting and ParentCo Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as ParentCo utilizes in communications to holders of ParentCo Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by ParentCo to its shareholders:

         (a) a copy of such notice, together with any related materials to be provided to shareholders of ParentCo;

         (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such ParentCo Meeting or ParentCo Consent or, pursuant to section 4.7, to attend such ParentCo Meeting and to exercise personally the Beneficiary Votes thereat;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of ParentCo to exercise such Beneficiary Votes;

         (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

         (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

         (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a ParentCo Meeting shall not be earlier than the close of business on the second business day prior to such meeting, and of the method for revoking or amending such instructions.


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The materials referred to in this section 4.3 are to be provided to the Trustee by ParentCo and the materials referred to in section 4.3(c), (e) and (f) shall be subject to reasonable comment by the Trustee in a timely manner. ParentCo shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of ParentCo Common Shares. ParentCo agrees not to communicate with holders of ParentCo Common Shares with respect to the materials referred to in this section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any ParentCo Meeting or ParentCo Consent, the number of LuxCo Exchangeable Preferred Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by ParentCo or by applicable law for purposes of determining shareholders entitled to vote at such ParentCo Meeting or consent in respect of such ParentCo Consent. ParentCo will notify the Trustee of any decision of the board of directors of ParentCo with respect to the calling of any ParentCo Meeting or the seeking by ParentCo of any such ParentCo Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4      COPIES OF SHAREHOLDER INFORMATION

ParentCo will deliver to the Trustee copies of all proxy materials (including notices of ParentCo Meetings but excluding proxies to vote ParentCo Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of ParentCo Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of ParentCo Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of ParentCo, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by ParentCo) received by the Trustee from ParentCo contemporaneously with the sending of such materials to holders of ParentCo Common Shares. The Trustee will also make available for inspection by any Beneficiary, during the regular business hours of the Trustee, at the Trustee's principal office in Geneva, Switzerland, all reports and other written communications that are:

         (a) received by the Trustee as the registered holder of the ParentCo Special Voting Share and made available by ParentCo generally to the holders of ParentCo Common Shares; or

         (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by ParentCo.

4.5      OTHER MATERIALS

As soon as reasonably practicable after receipt by ParentCo or shareholders of ParentCo (if such receipt is known by ParentCo) of any material sent or given by or on behalf of a third party to holders of ParentCo Common Shares generally, ParentCo shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of ParentCo, copies of all such materials received by the Trustee from ParentCo. The Trustee will also make available for inspection by any Beneficiary, during the regular business hours of the Trustee, at the Trustee's principal office in Geneva, Switzerland, copies of all such materials.

4.6      LIST OF PERSONS ENTITLED TO VOTE

LuxCo shall: (i) prior to each annual, general and special ParentCo Meeting or the seeking of any ParentCo Consent; and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of LuxCo Exchangeable Preferred Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a ParentCo


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Meeting or a ParentCo Consent, at the close of business on the record date established by ParentCo or pursuant to applicable law for determining the holders of ParentCo Common Shares entitled to receive notice of and/or to vote at such ParentCo Meeting or to give consent in connection with such ParentCo Consent. Each such List shall be delivered to the Trustee promptly after receipt by LuxCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. ParentCo agrees to give LuxCo notice (with a copy to the Trustee) of the calling of any ParentCo Meeting or the seeking of any ParentCo Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable LuxCo to perform its obligations under this section 4.6.

4.7      ENTITLEMENT TO DIRECT VOTES

Any Beneficiary named in a List prepared in connection with any ParentCo Meeting or ParentCo Consent will be entitled: (i) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; or (ii) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8      VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

         (a) In connection with each ParentCo Meeting and ParentCo Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

         (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each ParentCo Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is other-wise entitled hereunder to direct the vote, if such Beneficiary either: (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting; or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favor of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9      DISTRIBUTION OF WRITTEN MATERIALS

Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as ParentCo utilizes in communications to holders of ParentCo Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of LuxCo. ParentCo agrees not to communicate with holders of ParentCo Common Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. LuxCo shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

         (a)      a current List; and

         (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.


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4.10     TERMINATION OF VOTING RIGHTS

All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the LuxCo Exchangeable Preferred Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to ParentCo and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such LuxCo Exchangeable Preferred Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of LuxCo Exchangeable Preferred Shares for ParentCo Common Shares, as specified in Article 5 (unless, in either case, ParentCo shall not have delivered the requisite ParentCo Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of LuxCo Exchangeable Preferred Shares pursuant to
Article 7 or 8 of the Shareholder Agreement, or upon the effective date of the liquidation, dissolution or winding-up of LuxCo pursuant to Article 6 of the Shareholder Agreement, or upon the purchase of LuxCo Exchangeable Preferred Shares from the holder thereof by ParentCo pursuant to the exercise by ParentCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1      GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

ParentCo hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require ParentCo to purchase from each or any Beneficiary all or any part of the LuxCo Exchangeable Preferred Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. ParentCo hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by ParentCo to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

         (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2               LEGENDED SHARE CERTIFICATES

LuxCo will cause each certificate representing LuxCo Exchangeable Preferred Shares to bear an appropriate legend notifying the Beneficiaries of:

         (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the LuxCo Exchangeable Preferred Shares held by a Beneficiary; and

         (b)      the Automatic Exchange Rights.

5.3               GENERAL EXERCISE OF EXCHANGE RIGHT

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received


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from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4      PURCHASE PRICE

The purchase price payable by ParentCo for each LuxCo Exchangeable Preferred Share to be purchased by ParentCo under the Exchange Right shall be an amount per share equal to: (i) the Current Market Price of 1,066.44 ParentCo Common Shares, subject to adjustment in accordance with Article 14 of the Shareholder Agreement, on the last business day prior to the day of closing of the purchase and sale of such LuxCo Exchangeable Preferred Share under the Exchange Right, which shall be satisfied in full by ParentCo causing to be sent to such holder 1,066.44 ParentCo Common Shares, subject to adjustment in accordance with
Article 14 of the Shareholder Agreement; plus (ii) to the extent not paid by LuxCo on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such LuxCo Exchangeable Preferred Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, ParentCo shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each LuxCo Exchangeable Preferred Share. The purchase price for each such LuxCo Exchangeable Preferred Share so purchased may be satisfied only by ParentCo issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, 1,066.44 ParentCo Common Shares, subject to adjustment in accordance with Article 14 of the Shareholder Agreement, and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13).

5.5      EXERCISE INSTRUCTIONS

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the LuxCo Exchangeable Preferred Shares registered in the name of such Beneficiary on the books of LuxCo. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, as its principal office in Geneva, Switzerland, or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the LuxCo Exchangeable Preferred Shares which such Beneficiary desires ParentCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of LuxCo Exchangeable Preferred Shares under the applicable corporate legislation in Luxembourg and the bylaws of LuxCo and such additional documents and instruments as the Trustee may reasonably require together with:

         (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the LuxCo Exchangeable Preferred Share certificates, stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require ParentCo to purchase from the Beneficiary the number of LuxCo Exchangeable Preferred Shares specified therein; (ii) that such Beneficiary has good title to and owns all such LuxCo Exchangeable Preferred Shares to be acquired by ParentCo free and clear of all liens, claims and encumbrances; (iii) the names in which the certificates representing ParentCo Common Shares issuable in connection with the exercise of the Exchange Right are to be issued; and
                  (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

         (b) payment (or evidence satisfactory to the Trustee, LuxCo and ParentCo of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement.

If only a part of the LuxCo Exchangeable Preferred Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by ParentCo under the Exchange Right, a new certificate for the balance of such LuxCo Exchangeable Preferred Shares shall be issued to the holder at the expense of LuxCo.

5.6      DELIVERY OF PARENTCO COMMON SHARES; EFFECT OF EXERCISE

Promptly after the receipt of the certificates representing the LuxCo Exchangeable Preferred Shares which the Beneficiary desires ParentCo to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to ParentCo, the Trustee shall notify ParentCo and LuxCo of its receipt of the same, which notice to ParentCo and LuxCo shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such LuxCo Exchangeable Preferred Shares, and ParentCo shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such LuxCo Exchangeable Preferred Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of ParentCo Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, LuxCo and ParentCo of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to ParentCo and LuxCo of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such LuxCo Exchangeable Preferred Shares shall be deemed to have transferred to ParentCo all of such holder's right, title and interest in and to such LuxCo Exchangeable Preferred Shares and the related interest in the Trust Estate and shall cease to be a holder of such LuxCo Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, uriless the requisite number of ParentCo Common Shares is not allotted, issued and delivered by ParentCo to the Trustee within five business days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by ParentCo on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such ParentCo Common Shares are so allotted, issued and delivered, and the balance of the purchase price, if any, has been paid, by ParentCo. Upon delivery by ParentCo to the Trustee of such ParentCo Common Shares, and the balance of the purchase price, if any, the Trustee shall deliver such ParentCo Common Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of LuxCo Exchangeable Preferred Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the ParentCo Common Shares delivered to it pursuant to the Exchange Right.

5.7      EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

In the event that a Beneficiary has exercised its right under Article 7 of the Shareholder Agreement to require LuxCo to redeem any or all of the LuxCo Exchangeable Preferred Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by LuxCo pursuant to section 7.6 of the Shareholder Agreement that LuxCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that ParentCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to LuxCo pursuant to section 7.1 of the Shareholder Agreement and provided further that the Trustee has received written notice of same from LuxCo or ParentCo, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that LuxCo is unable to redeem. In any such event, LuxCo hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to LuxCo or to the transfer agent of the LuxCo Exchangeable Preferred Shares (including without limitation, a copy of the retraction request delivered pursuant to section 7.1 of the Shareholder Agreement) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that LuxCo is not permitted to redeem and will require ParentCo to purchase such shares in accordance with the provisions of this Article 5.

5.8      STAMP OR OTHER TRANSFER TAXES

Upon any sale of LuxCo Exchangeable Preferred Shares to ParentCo pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing ParentCo Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the LuxCo Exchangeable Preferred Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the LuxCo Exchangeable Preferred Shares so sold; provided, however, that such Beneficiary: (i) shall pay (and none of ParentCo, LuxCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary; or (ii) shall have evidenced to the satisfaction of the Trustee, ParentCo and LuxCo that such taxes, if any, have been paid.

5.9      NOTICE OF INSOLVENCY EVENT

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, LuxCo and ParentCo shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from LuxCo and ParentCo of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of ParentCo (such funds to be received in advance), a notice of such Insolvency Event in the form provided by ParentCo, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right as provided for in Article 5 of this Agreement.

5.10     QUALIFICATION OF PARENTCO COMMON SHARES

ParentCo covenants that if any ParentCo Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement before such shares may be issued and delivered by ParentCo to the initial holder thereof, ParentCo will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such ParentCo Common Shares to be and remain duly registered, qualified or approved. ParentCo will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all ParentCo Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding ParentCo Common Shares have been listed by ParentCo and remain listed and are quoted or posted for trading at such time.

5.11     PARENTCO COMMON SHARES

ParentCo hereby represents and warrants that, from and after the filing by ParentCo of a Certificate of Amendment to Certificate of Incorporation to increase the authorized number of ParentCo Common Shares from 30,000,000 to 80,000,000, it will irrevocably reserve for issuance such number of ParentCo Common Shares as is equal to the number of LuxCo Exchangeable Preferred Shares outstanding at the date hereof multiplied by 1,066.44, subject to adjustment in accordance with Article 14 of the Shareholder Agreement, and covenants that it will at all times keep available free from pre-emptive and other rights, such number of ParentCo Common Shares (or other shares or securities into which ParentCo Common Shares may be reclassified or changed) as is necessary to enable ParentCo and LuxCo to perform their respective obligations pursuant to this Agreement, the Shareholder Agreement and the Support Agreement.

5.12     AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENTCO

         (a) ParentCo will give the Trustee written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the board of directors of ParentCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ParentCo or to effect any other distribution of assets of ParentCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) as soon as practicable following the earlier of: (A) receipt by ParentCo of notice of, and (B) ParentCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ParentCo or to effect any other distribution of assets of ParentCo among its shareholders for the purpose of winding up its affairs, in each case where ParentCo has failed to contest in good faith any such proceeding commenced in respect of ParentCo within 30 days of becoming aware thereof.

         (b) As soon as practicable following receipt by the Trustee from ParentCo of notice of any event (a "LIQUIDATION EVENT") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the TRUSTEE, AT THE EXPENSE OF PARENTCO, will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by ParentCo and shall include a brief description of the automatic exchange of LuxCo Exchangeable Preferred Shares for ParentCo Common Shares provided for in section 5.12(c).

         (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of ParentCo Common Shares in the distribution of assets of ParentCo in connection with a Liquidation Event, on the fifth business day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event all of the then outstanding LuxCo Exchangeable Preferred Shares shall be automatically exchanged for ParentCo Common Shares. To effect such automatic exchange, ParentCo shall purchase on the fifth business day prior to the Liquidation Event Effective Date each LuxCo Exchangeable Preferred Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the LuxCo Exchangeable Preferred Shares held by it at such time, for a purchase price per share equal to: (i) the Current Market Price of 1,066.44 ParentCo Common Shares, subject to adjustment in accordance with Article 14 of the Shareholder Agreement, on the fifth business day prior to the Liquidation Event Effective Date, which shall be satisfied in full by ParentCo issuing to the Beneficiary 1,066.44 ParentCo Common Shares, subject to adjustment in accordance with Article 14 of the Shareholder
                  Agreement: and (ii) to the extent not paid by LuxCo, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such LuxCo Exchangeable Preferred Share held by such holder on any dividend record date which occurred prior to the date of the exchange. ParentCo shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each LuxCo Exchangeable Preferred Share.

         (d) On the fifth business day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of LuxCo Exchangeable Preferred Shares for ParentCo Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to ParentCo all of the Beneficiary's right, title and interest in and to such Beneficiary's LuxCo Exchangeable Preferred Shares and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from LuxCo shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such LuxCo Exchangeable Preferred Shares and ParentCo shall issue to the Beneficiary the ParentCo Common Shares issuable upon the automatic exchange of LuxCo Exchangeable Preferred Shares for ParentCo Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such LuxCo Exchangeable Preferred Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of LuxCo Exchangeable Preferred Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the ParentCo Common Shares issued pursuant to the automatic exchange of LuxCo Exchangeable Preferred Shares for ParentCo Common Shares and the certificates held by the Beneficiary previously representing the LuxCo Exchangeable Preferred Shares exchanged by the Beneficiary with ParentCo pursuant to such automatic exchange shall thereafter be deemed to represent ParentCo Common Shares issued to the Beneficiary by ParentCo pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of LuxCo Exchangeable Preferred Share certificates deemed to represent ParentCo Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as ParentCo may reasonably require, ParentCo shall deliver or cause to be delivered to the Beneficiary certificates representing ParentCo Common Shares of which the Beneficiary is the holder.

 5.13    WITHHOLDING RIGHTS

ParentCo, LuxCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of LuxCo Exchangeable Preferred Shares or ParentCo Common Shares such amounts as ParentCo, LuxCo or the Trustee is required to deduct and withhold with respect to such payment under any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, ParentCo, LuxCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to ParentCo, LuxCo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and ParentCo, LuxCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. ParentCo represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of LuxCo Exchangeable Preferred Shares any amounts.

                                    ARTICLE 6
             RESTRICTIONS ON ISSUE OF PARENTCO SPECIAL VOTING STOCK

6.1      ISSUE OF ADDITIONAL SHARES

During the term of this Agreement, ParentCo will not, without the consent of the holders at the relevant time of LuxCo Exchangeable Preferred Shares, given in accordance with section 13.2 of the Shareholder Agreement, issue any shares in the same series as the ParentCo Special Voting Share.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1      POWERS AND DUTIES OF THE TRUSTEE

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

         (a) receipt and deposit of the ParentCo Special Voting Share from ParentCo as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

         (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

         (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from ParentCo as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries LuxCo Exchangeable Preferred Shares and other requisite documents and distributing to such Beneficiaries ParentCo Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (f)      holding title to the Trust Estate;

         (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

         (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of ParentCo and LuxCo under this Agreement; and

         (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2      NO CONFLICT OF INTEREST

The Trustee represents to ParentCo and LuxCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in
Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to an applicable court for an order that the Trustee be replaced as Trustee hereunder.

 7.3     DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

ParentCo and LuxCo irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the LuxCo Exchangeable Preferred Shares and ParentCo Common Shares; and

          (b) requisition, from time to time: (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the transfer agent of ParentCo Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

ParentCo and LuxCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. ParentCo covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

7.4      BOOKS AND RECORDS

The Trustee shall keep available for inspection by ParentCo and LuxCo at the Trustee's principal office in Geneva, Switzerland correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before April 30, 2001, and on or before January 31 in every year thereafter, so long as the ParentCo Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to ParentCo and LuxCo a brief report, dated as of the preceding December 31st, with respect to:

         (a) the property and funds comprising the Trust Estate as of that date;

         (b) the number of exercises of the Exchange Right, if any, and the aggregate number of LuxCo Exchangeable Preferred Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by ParentCo of ParentCo Common Shares in connection with the Exchange Right, during the previous calendar year; and

         (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5      INCOME TAX RETURNS AND REPORTS

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the LuxCo Exchangeable Preferred Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to ParentCo or LuxCo). If requested by the Trustee, ParentCo or LuxCo shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

 7.6     INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the ParentCo Special Voting Share pursuant to
Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7      ACTION OF BENEFICIARIES

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and famished the Trustee with the funding, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8      RELIANCE UPON DECLARATIONS

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports famished pursuant to the provisions hereof or required by the Trustee to be famished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9               EVIDENCE AND AUTHORITY TO TRUSTEE

ParentCo and/or LuxCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by ParentCo and/or LuxCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of ParentCo and/or LuxCo promptly if and when:

         (a) such evidence is required by any other section of this Agreement to be famished to the Trustee in accordance with the terms of this section 7.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement gives ParentCo and/or LuxCo written notice requiring it to famish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of ParentCo and/or LuxCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of ParentCo and/or LuxCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, value, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of ParentCo and/or LuxCo it shall be in the form of an Officer's Certificate or a statutory declaration.

Each statutory declaration, Officer's Certificate, opinion or report famished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

         (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

         (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10     EXPERTS, ADVISERS AND AGENTS

The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by ParentCo and/or LuxCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11     INVESTMENT OF MONEYS HELD BY TRUSTEE

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for LuxCo, in securities in which, under applicable laws, trustees are authorized to 'invest trust moneys, provided that such securities are stated to mature within one year after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of LuxCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any commercial bank in Switzerland or Luxembourg or, with the consent of LuxCo, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under applicable laws at the rate of interest then current on similar deposits.

7.12     TRUSTEE NOT REQUIRED TO GIVE SECURITY

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13     TRUSTEE NOT BOUND TO ACT ON REQUEST

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of ParentCo and/or LuxCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14     AUTHORITY TO CARRY ON BUSINESS

The Trustee represents to ParentCo and LuxCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15     CONFLICTING CLAIMS

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any LuxCo Exchangeable Preferred Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any LuxCo Exchangeable Preferred Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been famished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to famish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16     ACCEPTANCE OF TRUST

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

7.17     NOTICE TO TRUSTEE

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof, nor shall the Trustee be required to take any action in connection with any prohibition against LuxCo redeeming any Retracted Shares as set out in section 5.7 or of any Insolvency Event as set out in section 5.9 or Liquidation Event as set out in section 5.12 (collectively, a "Notice Event"), unless and until notified in writing of such Notice Event. Such notice shall distinctly specify the Notice Event desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no such Notice Event has occurred. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any Notice Event.

7.18     MERGER OR CONSOLIDATION OF TRUSTEE

Any entity into or with which the Trustee may be merged or consolidated or amalgamated, or any entity resulting therefrom, or any entity succeeding to the trust business of the Trustee shall be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto, provided that such entity would be eligible for appointment as a successor trustee under the provisions of this Agreement.

                                    ARTICLE 8
                                  COMPENSATION

8.1      FEES AND EXPENSES OF THE TRUSTEE

ParentCo and LuxCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that ParentCo and LuxCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or willful misconduct. Invoices for services rendered by the Trustee shall be provided to ParentCo on behalf of ParentCo and LuxCo at the addresses set forth in section 14.3 of this Agreement. Any amount owing and unpaid after 30 days from the invoice date will bear interest at a rate per annum, from the expiration of such 30 day period, equal to the then current rate charged by the Trustee and shall be payable on demand. The obligations of ParentCo and LuxCo under this section 8.1 shall survive the resignation or removal of the Trustee.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1      INDEMNIFICATION OF THE TRUSTEE

ParentCo and LuxCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by ParentCo or LuxCo pursuant hereto.

In no case shall ParentCo or LuxCo be liable under this indemnity for any claim against any of the Indemnified Parties unless ParentCo and LuxCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, ParentCo and LuxCo shall be entitled to participate at their own expense in the defense and, if ParentCo and LuxCo so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. Ile Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by ParentCo or LuxCo; or (ii) the named parties to any such suit include both the Trustee and ParentCo or LuxCo and the Trustee shall have been advised by counsel acceptable to ParentCo or LuxCo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to ParentCo or LuxCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case ParentCo and LuxCo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2      LIMITATION OF LIABILITY

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1    RESIGNATION

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to ParentCo and LuxCo specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30)days before such desired resignation date unless ParentCo and LuxCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, ParentCo and LuxCo shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement, at the expense of ParentCo and LuxCo. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, ParentCo and LuxCo shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2     REMOVAL

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by ParentCo, and LuxCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3     SUCCESSOR TRUSTEE

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to ParentCo and LuxCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of ParentCo and LuxCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, ParentCo, LuxCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4     NOTICE OF SUCCESSOR TRUSTEE

Upon acceptance of appointment by a successor trustee as provided herein, ParentCo and LuxCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If ParentCo or LuxCo, shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of ParentCo and LuxCo.

                                   ARTICLE 11
                               PARENTCO SUCCESSORS

 11.1    CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

ParentCo shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if

         (a) such other person or continuing corporation (herein called the "PARENTCO SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the ParentCo Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such ParentCo Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of ParentCo under this Agreement; and

          (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2     VESTING OF POWERS IN SUCCESSOR

Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee, ParentCo Successor and LuxCo shall, if required by section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon ParentCo Successor shall possess and from time to time may exercise each and every right and power of ParentCo under this Agreement in the name of ParentCo or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of ParentCo or any officers of ParentCo may be done and performed with like force and effect by the directors or officers of such ParentCo Successor.

11.3    WHOLLY-OWNED SUBSIDIARIES

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of ParentCo with or into ParentCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of ParentCo provided that all of the assets of such subsidiary are transferred to ParentCo or another wholly-owned direct or indirect subsidiary of ParentCo and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1    AMENDMENTS, MODIFICATIONS, ETC.

This Agreement may not be amended or modified except by an agreement in writing executed by ParentCo, LuxCo and the Trustee and approved by the Beneficiaries in accordance with section 13.2 of the Shareholder Agreement.

12.2    MINISTERIAL AMENDMENTS

Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of LuxCo and ParentCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of ParentCo and LuxCo and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such boards of directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

         (c) making such changes or corrections which, on the advice of counsel to ParentCo, LuxCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the board of directors of each of ParentCo and LuxCo shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3     MEETING TO CONSIDER AMENDMENTS

LuxCo, at the request of ParentCo, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the bylaws of LuxCo, the Shareholder Agreement and all applicable laws.

12.4     CHANGES IN CAPITAL OF PARENTCO AND LUXCO

At all times after the occurrence of any event contemplated pursuant to section
2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either ParentCo Common Shares or the LuxCo Exchangeable Preferred Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with fall force and effect, mutatis mutandis, to all new securities into which ParentCo Common Shares or the LuxCo Exchangeable Preferred Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

 12.5    EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time LuxCo (when authorized by a resolution of its board of directors), ParentCo, (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of ParentCo Successors and the covenants of and obligations assumed by each such ParentCo Successor in accordance with the provisions of Article II and the successors of any successor trustee in accordance with the provisions of Article 10;

          (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to ParentCo, LuxCo, the Trustee or this Agreement; and

         (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 13
                                      TERM

13.1     TERM

The Trust created by this Agreement shall commence on the date ParentCo files a Certificate of Amendment to Certificate of Incorporation to increase the authorized number of ParentCo Common Shares from 30,000,000 to 80,000,000 and continue until the earliest to occur of the following events:

         (a) no outstanding LuxCo Exchangeable Preferred Shares are held by a Beneficiary; and

         (b) each of ParentCo and LuxCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 13.2 of the Shareholder Agreement.

13.2     SURVIVAL OF AGREEMENT

This Agreement shall survive any termination of the Trust and shall continue until there are no LuxCo Exchangeable Preferred Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

                                   ARTICLE 14
                                     GENERAL

14.1     SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2     ENUREMENT

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3     NOTICES TO PARTIES

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         (a)     if to LuxCo, at:

                 6543 Luxembourg S.A.
                 3, Rue de la Chapelle
                 L-2419 Luxembourg

                 Attention: Secretary
                 Telecopier No.: (352) 45 45 5 1

         (b)     if to ParentCo, at:

                 ICHOR Corporation
                 17 Dame Street
                 Dublin 2, Ireland

                 Attention: Secretary
                 Telecopier No.: (3531) 670-8938

         (c)     if to the Trustee, at:

                 MFC Merchant Bank S.A.
                 6, Cours de Rive
                 P.O. Box 3540
                 1211 Geneva 3
                 Switzerland

                 Attention: President
                 Telecopier No.: (41 22) 818-2929

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a business day in which case it shall be deemed to have been given and received upon the immediately following business day.

14.4     NOTICE TO BENEFICIARIES

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of LuxCo Exchangeable Preferred Shares in any manner permitted by the by-laws of LuxCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5     COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6     JURISDICTION

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware in the United States.

14.7     ATTORNMENT

Each of the Trustee, ParentCo and LuxCo agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of Delaware in the United States, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waivers, any review of the merits of any such judgment by the courts of any other jurisdiction.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ICHOR CORPORATION                                 6543 LUXEMBOURG S.A.

By:      /s/ Eric Turcotte                        By:      /s/ Charles Duro
         ---------------------------                       -----------------
         Name: Eric Turcotte                               Name: Charles Duro
         Title:                                            Title:    Director



MFC MERCHANT BANK S.A.
By:      /s/ Illegible
         ---------------------------
         Name:
         Title:

By:      /s/ Fremner Jacques
         ---------------------------
         Name: Fremner Jacques
         Title:    Vice President